    As filed with the Securities and Exchange Commission on March 31, 1999
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                    PLATINUM technology International, inc.
            (Exact name of registrant as specified in its charter)

               Delaware                                  36-3509662
   (State or other jurisdiction of              (IRS Employer Identification
  of incorporation or organization)                        Number)

           1815 South Meyers Road, Oakbrook Terrace, Illinois 60181 (Address, Including Zip Code, of Principal Executive Offices)

           Memco Software Ltd. 1996 Stock Option and Incentive Plan
         Memco Software Ltd. 1996 Stock Option and Incentive Plan (II)
        Memco Software Ltd. 1997 Stock Option and Incentive Plan (III)
         Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV)
          Network Information Technology, Inc. 1993 Stock Option Plan
        Network Information Technology, Inc. 1997 Equity Incentive Plan
                           (Full Title of the Plans)

                             Andrew J. Filipowski
   1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, (630) 620-5000 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  Copies to:
                            Matthew S. Brown, Esq.
                             Linda J. Wight, Esq.
                             Katten Muchin & Zavis
                           525 W. Monroe, Suite 1600
                            Chicago, IL  60661-3693
                          Fax Number: (312) 902-1061

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        Proposed maximum      Proposed maximum
                                                                         offering price      aggregate offering         Amount of
Title of securities to be registered    Amount to be registered(1)          per share               price           registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value.........      3,328,112 shares(2)            $11.101(2)          $36,945,404(2)            $10,271
====================================================================================================================================

(1) Also includes associated rights (the "Rights") to purchase 1/100 of a share of Series A Participating Preferred Stock, par value $.01 per share, of PLATINUM technology International, inc. The Rights initially attached to and trade with PLATINUM Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the PLATINUM Common Stock.
(2) Represents the number of shares issuable upon exercise of outstanding options under the Memco Software Ltd. 1996 Stock Option and Incentive Plan, Memco Software Ltd. 1996 Stock Option and Incentive Plan (II), Memco Software Ltd. 1997 Stock Option and Incentive Plan (III), Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV), the Network Information Technology, Inc. 1993 Stock Option Plan and the Network Information Technology, Inc. 1997 Equity Incentive Plan (the "Memco Plans"). Pursuant to Rule 457(h)(i) the dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the Memco Plans.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by PLATINUM technology International, inc. ("the Company") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998 (as amended by the Quarterly Report on Form 10-Q/A dated February 2, 1999);

     3. The Company's Current Reports on Form 8-K dated January 27, 1998, March 3, 1998, April 16, 1998, April 21, 1998 (as amended by the Current Report on Form 8-K/A dated May 6, 1998), May 28, 1998, July 14, 1998, August 4, 1998, August 13, 1998, October 15, 1998, January
          19, 1999, January 26, 1999, February 9, 1999 and February 23, 1999;

     4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed March 7, 1991 pursuant to
          Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description; and

     5. The description of the preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A filed December 26, 1995 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.
     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Article Ten of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the Delaware General Corporation Law and may indemnify its officers to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. With the approval of its stockholders, the Company has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     In addition, Article Nine of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     The Company has purchased an insurance policy under which it is entitled to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7.  Exemption from Registration Claimed.
     Not Applicable.

Item 8.  Exhibits.

      4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-4, Registration No. 333-71637).

      4.2 Bylaws of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-4, Registration No. 33-71637).

      4.3 Memco Software Ltd. 1996 Stock Option and Incentive Plan (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-6060).

      4.4 Memco Software Ltd. 1996 Stock Option and Incentive Plan (II) (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-6060).

      4.5 Memco Software Ltd. 1997 Stock Option and Incentive Plan (III) (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-8478).

      4.6  Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV).

      4.7 Network Information Technology Inc. 1993 Stock Option Plan (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-8854).

      4.8 Network Information Technology, Inc. 1997 Equity Incentive Plan (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-8854).

      4.9 Form of Stock Option Agreement for the Memco Software Ltd. 1997 Stock Option and Incentive Plan (III).

      4.10 Form of Stock Option Agreement for the Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV).

      4.11 Rights Agreement dated as of December 21, 1995, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, filed December 26, 1995).

      5 Opinion of counsel as to legality of shares of Common Stock being offered (including consent).

      15 Acknowledgement of Certified Public Accountants Regarding Independent Auditor's Review Report.

     23.1  Consent of KPMG LLP.

     23.2  Consent of Ernst & Young LLP.

     23.3  Consent of Arthur Andersen LLP.

     23.4  Consent of Katten Muchin & Zavis (included in their opinion filed as
           Exhibit 5 herein).

     24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.
     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the provisions described in Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on this 31st day of March, 1999.

                                   PLATINUM technology International, inc.

                                   By: /s/  ANDREW J. FILIPOWSKI
                                      ----------------------------------------
                                       Andrew J. Filipowski
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew J. Filipowski, Michael P. Cullinane, and Matthew S. Brown, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 31st day of March, 1999.

Signature                                           Title                         Date
---------                                           -----                         ----
   /s/ ANDREW J. FILIPOWSKI      President, Chief Executive Officer (Principal    March 31, 1999
------------------------------   Executive Officer) and a Director
     Andrew J. Filipowski

   /s/ MICHAEL P. CULLINANE      Executive Vice President, Chief Financial        March 31, 1999
------------------------------   Officer, Treasurer (Principal Financial and
     Michael P. Cullinane        Accounting Officer) and a Director

    /s/ PAUL L. HUMENANSKY       Executive Vice President--Product                March 31, 1999
------------------------------   Development, Chief Operations Officer and a
      Paul L. Humenansky         Director

      /s/ JAMES E. COWIE
------------------------------   Director                                         March 31, 1999
        James E. Cowie


------------------------------   Director
       Steven D. Devick

     /s/ ARTHUR P. FRIGO
------------------------------   Director                                         March 31, 1999
       Arthur P. Frigo

------------------------------   Director
         Gian Fulgoni

Exhibit       Description of Exhibit
 Number       ----------------------
-------

  4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-4, Registration No. 333-71637).

  4.2 Bylaws of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-4, Registration No. 33-71637).

  4.3 Memco Software Ltd. 1996 Stock Option and Incentive Plan (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-6060).

  4.4 Memco Software Ltd. 1996 Stock Option and Incentive Plan (II) (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-6060).

  4.5 Memco Software Ltd. 1997 Stock Option and Incentive Plan (III) (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-8478).

  4.6     Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV).*

  4.7 Network Information Technology Inc. 1993 Stock Option Plan (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-8854).

  4.8 Network Information Technology, Inc. 1997 Equity Incentive Plan (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-8854).

  4.9 Form of Stock Option Agreement for the Memco Software Ltd. 1997 Stock Option and Incentive Plan (III).*

  4.10 Form of Stock Option Agreement for the Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV).*

  4.11 Rights Agreement dated as of December 21, 1995, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, filed December 26, 1995).

  5 Opinion of counsel as to legality of shares of Common Stock being offered (including consent).*

  15 Acknowledgement of Certified Public Accountants Regarding Independent Auditor's Review Report.*

  23.1    Consent of KPMG LLP.*

  23.2    Consent of Ernst & Young LLP.*

  23.3    Consent of Arthur Andersen LLP.*

  23.4    Consent of Katten Muchin & Zavis (included in their opinion filed as
          Exhibit 5 herein).

  24 Power of Attorney (included on the signature page of this Registration Statement).
 ---------
* Filed herewith.
                                       6